UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2013.

PDK ENERGY, INC.

(Exact name of registrant as specified in its charter)

MISSISSIPPI	000-54569	27-3054731
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2911 Hilltop Drive Ann Arbor MI. 48103
(Address of principal executive offices)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On September 1, 2013, the Company accepted the appointment of Stuart Carnie as sole officer and director of the Company and accepted the resignation of Eric Joffe as sole officer and director.

Mr. Carnie, aged 45, has spent over the past fifteen years in the aviation industry providing aircraft and financing to private and publicly held airlines worldwide and has been engaged as an independent consultant engaged in mining projects in North America. From 2008 to 2009, Mr. Carnie was an executive at Harvard Holdings International Inc., a start-up airline that provided in the Carribbean. From 2010 to 2011, Mr. Carnie was the Vice-President of International and Public Relations for Pace Airlines, a charter airline based in North Carolina. During 2011, he briefly acted as a director for Blackhawk Mines Corp., a mineral exploration company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDK ENERGY INC.

Date: October 22, 2013.	/s/ Stuart Carnie
------------------------------- Stuart Carnie